Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Marilyn Mora
Cisco	Cisco
1 (408) 853-9848	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS THIRD QUARTER EARNINGS

Strong Execution Drives Business Momentum and Return for Shareholders

•	Q3 Revenue: $12.1 billion (increase of 5% year over year)

•	Q3 Earnings per Share: $0.47 GAAP; $0.54 non-GAAP

SAN JOSE, Calif. — May 13, 2015 — Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its third quarter results for the period ended April 25, 2015. Cisco reported third quarter revenue of $12.1 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.4 billion or $0.47 per share, and non-GAAP net income of $2.8 billion or $0.54 per share.

“Cisco is in a very strong position and we delivered another solid quarter. Our vision and strategy are working and we are executing very well in a tough environment, as evidenced in our revenue growth, profitability, strong gross margins and cash generation. Our customers feel the pace of change and disruption in every industry and market, and know their success depends on digitizing their business. Whether they are the disruptor or the incumbent, they are coming to Cisco as their strategic partner. We believe we are pulling away from our competition using the same formula we’ve always used: integrating our industry-leading products in every category into architectures and solutions that deliver real outcomes. We’ve created this opportunity and it is ours to execute,” stated John Chambers, Cisco chairman and CEO.

“I am extremely honored and proud to have led Cisco for the last 20 years and to get us to this positive inflection point. We have a tremendous opportunity to extend our lead in the industry, and with Chuck Robbins as the CEO for Cisco’s next chapter, we have exactly the right leader to capture that opportunity. I could not be more confident in our future.”

GAAP Results

	Q3 2015	Q3 2014	Vs. Q3 2014
Revenue	$12.1 billion	$11.5 billion	5.1%
Net Income	$2.4 billion	$2.2 billion	11.7%
Earnings per Share	$0.47	$0.42	11.9%

Non-GAAP Results

	Q3 2015	Q3 2014	Vs. Q3 2014
Net Income	$2.8 billion	$2.6 billion	5.9%
Earnings per Share	$0.54	$0.51	5.9%

Revenue for the first nine months of fiscal 2015 was $36.3 billion, compared with $34.8 billion for the first nine months of fiscal 2014. Net income for the first nine months of fiscal 2015, on a GAAP basis, was $6.7 billion or $1.29 per share, compared with $5.6 billion or $1.06 per share for the first nine months of fiscal 2014. Non-GAAP net income for the first nine months of fiscal 2015 was $8.3 billion or $1.62 per share, compared with $8.0 billion or $1.51 per share for the first nine months of fiscal 2014.

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table following the Consolidated Statements of Operations.

Cisco will discuss third quarter results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Cash and Cash Equivalents and Investments

•	Cash flow from operations were $3.0 billion for the third quarter of fiscal 2015, compared with $2.9 billion for the second quarter of fiscal 2015, and compared with $3.2 billion for the third quarter of fiscal 2014.

•	Cash and cash equivalents and investments were $54.4 billion at the end of the third quarter of fiscal 2015, compared with $53.0 billion at the end of the second quarter of fiscal 2015, and compared with $52.1 billion at the end of the fourth quarter of fiscal 2014.

Dividends and Stock Repurchase Program

•	During the third quarter of fiscal 2015, Cisco paid a cash dividend of $0.21 per common share, or $1.1 billion.

•	Cisco repurchased approximately 35 million shares of common stock under the stock repurchase program at an average price of $28.39 per share for an aggregate purchase price of $1.0 billion during the third quarter of fiscal 2015. As of April 25, 2015, Cisco had repurchased and retired 4.4 billion shares of Cisco common stock at an average price of $20.80 per share for an aggregate purchase price of approximately $91.7 billion since the inception of the stock repurchase program. The remaining authorized amount for stock repurchases under this program is approximately $5.3 billion with no termination date.

“I feel great about the quarter. We executed well and the strategy is working,” said Kelly Kramer, Cisco executive vice president and CFO. “We saw good balance again across our portfolio and delivered revenues of $12.1 billion up 5%, and grew earnings per share faster than revenue. We continued our strong cash generation and returned another $2.1 billion to our shareholders. We’re well positioned in the market, managing the company well, and focused on delivering value for our customers and shareholders. It’s an exciting time.”

Internet of Everything

•	Cisco released a study highlighting how the adoption of Internet of Everything (IoE) strategies by the oil and gas industry could fuel a U.S. gross domestic product (GDP) increase by up to 0.8 percent, or $816 billion, over 10 years.

•	Cisco opened an IoE Innovation Center in Berlin that unveiled a new asset management solution less than six months after opening its doors.

•	Cisco announced the investment in a Cisco IoE Innovation Center in Australia, one of eight such centers globally.

•	Cisco launched Connected Roadways, a suite of validated solutions using the IoE that connect disparate transportation systems to increase safety, reduce roadside incidents, improve traffic flow and provide a centralized view of highway systems in a highly secure manner.

Next Generation of IT

•	Cisco introduced Cisco Collaborative Knowledge, a software-as-a-service (SaaS) solution designed to help its customers invigorate their organizations and empower employees with the digital tools and technology needed to access experts, learning and knowledge in real time.

•	Cisco unveiled a host of new capabilities and services for security professionals that provide extensive intelligence and analysis on potential threats, and solutions to protect against, respond to and recover from attacks.

•	Cisco announced three significant enhancements to the Cisco Evolved Programmable Network (EPN) portfolio, an open, elastic, and application-centric network infrastructure framework that helps enable service providers to accelerate time-to-revenue while reducing the costs of deploying new services.

•	To make it easier for customers to achieve business outcomes, Cisco announced it has established software resale agreements with Cloudera, Hortonworks and MapR for their industry leading Apache Hadoop data management capabilities and innovation.

•	Cisco completed the acquisition of Embrane, a provider of a lifecycle-management platform for application-centric network services.

Innovation

•	One of the Brazil’s largest retail groups, CSD, selected Cisco technology to unify its communications infrastructure.

•	Cisco and Globo, a leading broadcaster in Brazil and one of the largest content producers worldwide, are working together on a large-scale project to provide Globo with greater business agility by virtualizing and orchestrating the network functions and workflows required to manage, deliver and share produced content within its new media content partners.

•	Employees across many industries are now using Cisco Spark to collaborate simply and in a highly secure way inside and outside their organizations in ways not previously possible.

•	Cisco announced an extension of its cloud and data center relationship with Microsoft to include a new technology platform designed to accelerate service delivery and streamline the journey to the Cisco Intercloud™ for cloud providers.

•	Cisco announced that EE, the United Kingdom’s largest mobile network operator, is deploying Cisco small cells to support its growing base of enterprise customers. Cisco’s end-to-end small cell solutions can scale to be suitable for small, medium and large enterprise buildings.

•	Cisco announced that AT&T will use its virtualized mobile Internet solution to help support AT&T’s auto-maker customers in providing advanced connected car services.

•	The Sao Paulo International Airport adopted Cisco technology to integrate and update its technology and telecommunications infrastructure.

•	Telstra and Cisco announced their intention to extend their strategic collaboration by giving Telstra’s domestic and global business customers a unified, on-demand suite of cloud and managed network services.

•	Cisco introduced Mobility IQ, a mobility SaaS analytics solution hosted on Cisco Cloud Services that provides advanced insights and a high-level overview across Wi-Fi, 3G and LTE network activity in real-time.

Editor’s Notes:

•	Q3 fiscal year 2015 conference call to discuss Cisco’s results along with its business outlook will be held on Wednesday, May 13, 2015 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•	Conference call replay will be available from 4:00 p.m. Pacific Time, May 13, 2015 to 4:00 p.m. Pacific Time, May 20, 2015 at 1-800-839-1170 (United States) or 1-402-998-0559 (international). The replay will also be available via webcast from May 13, 2015 through July 17, 2015 on the Cisco Investor Relations website at http://investor.cisco.com.

•	Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 13, 2015. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in IT that helps companies seize the opportunities of tomorrow by proving that amazing things can happen when you connect the previously unconnected. For ongoing news, please go to http://thenetwork.cisco.com.

###

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our strategy and execution, financial strength, strong cash generation and value of our business model based on digitization, growth, new revenue streams, innovation and selling outcomes, our leadership position across our portfolio and our ability to continue to grow in key technology transitions of cloud, mobility, big data, security, collaboration, and the Internet of Everything, and our goal to be the #1 IT company) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, including our foundational priorities, and in certain geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on February 18, 2015 and September 9, 2014, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 25, 2015 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP effective tax rates, non-GAAP net income per share data, non-GAAP inventory turns and free cash flow.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the periods presented. Cisco believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because of its intent to return a stated percentage of free cash flow to shareholders in the form of dividends and stock repurchases. Cisco further regards free cash flow as a useful measure because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock, after deducting capital investments.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, impact to cost of sales from purchase accounting adjustments to inventory, acquisition-related/divestiture costs (which includes a gain recognized in the second quarter of fiscal 2015 with respect to the reorganization and divestiture of a portion of Cisco’s investment in VCE), significant asset impairments and restructurings, significant litigation and other contingencies, the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright © 2015 Cisco and/or its affiliates. All rights reserved. Cisco, the Cisco logo and Cisco Intercloud are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to: www.cisco.com/go/trademarks. Third-party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
REVENUE:
Product	$9,326	$8,820	$27,839	$26,640
Service	2,811	2,725	8,479	8,145

Total revenue	12,137	11,545	36,318	34,785

COST OF SALES:
Product	3,584	3,595	11,309	11,665
Service	1,028	944	3,061	2,756

Total cost of sales	4,612	4,539	14,370	14,421

GROSS MARGIN	7,525	7,006	21,948	20,364
OPERATING EXPENSES:
Research and development	1,547	1,565	4,659	4,701
Sales and marketing	2,449	2,342	7,272	7,030
General and administrative	510	460	1,504	1,426
Amortization of purchased intangible assets	70	71	213	207
Restructuring and other charges	24	26	411	336

Total operating expenses	4,600	4,464	14,059	13,700

OPERATING INCOME	2,925	2,542	7,889	6,664
Interest income	190	170	558	508
Interest expense	(139)	(146)	(417)	(422)
Other income (loss), net	59	76	238	187

Interest and other income (loss), net	110	100	379	273

INCOME BEFORE PROVISION FOR INCOME TAXES	3,035	2,642	8,268	6,937
Provision for income taxes	598	461	1,606	1,331

NET INCOME	$2,437	$2,181	$6,662	$5,606

Net income per share:
Basic	$0.48	$0.42	$1.30	$1.06

Diluted	$0.47	$0.42	$1.29	$1.06

Shares used in per-share calculation:
Basic	5,102	5,143	5,110	5,271

Diluted	5,148	5,180	5,154	5,311

Cash dividends declared per common share	$0.21	$0.19	$0.59	$0.53

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Nine Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
GAAP net income	$2,437	$2,181	$6,662	$5,606
Adjustments to cost of sales:
Share-based compensation expense	56	51	149	146
Amortization of acquisition-related intangible assets	172	181	586	530
Supplier component remediation charge (adjustment)	(164)	—	(164)	655
Acquisition-related/divestiture costs	—	1	—	1
Rockstar patent portfolio charge	—	—	188	—

Total adjustments to GAAP cost of sales	64	233	759	1,332

Adjustments to operating expenses:
Share-based compensation expense	311	302	897	867
Amortization of acquisition-related intangible assets	70	71	213	207
Acquisition-related/divestiture costs	79	68	272	483
Significant asset impairments and restructurings	24	26	411	336

Total adjustments to GAAP operating expenses	484	467	1,793	1,893

Adjustments to other income (loss), net:
Gain on VCE reorganization	—	—	(126)	—

Total adjustments to GAAP income before provision for income taxes	548	700	2,426	3,225

Income tax effect of non-GAAP adjustments	(124)	(156)	(546)	(649)
Significant tax matters	(66)	(85)	(200)	(154)

Total adjustments to GAAP provision for income taxes	(190)	(241)	(746)	(803)

Non-GAAP net income	$2,795	$2,640	$8,342	$8,028

Diluted net income per share:
GAAP	$0.47	$0.42	$1.29	$1.06

Non-GAAP	$0.54	$0.51	$1.62	$1.51

RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE TAX RATE

	Three Months Ended		Nine Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
GAAP effective tax rate	19.7%	17.4%	19.4%	19.2%
Tax effect of non-GAAP adjustments to net income	2.3%	3.6%	2.6%	1.8%

Non-GAAP effective tax rate	22.0%	21.0%	22.0%	21.0%

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 25, 2015	July 26, 2014
ASSETS
Current assets:
Cash and cash equivalents	$3,870	$6,726
Investments	50,549	45,348
Accounts receivable, net of allowance for doubtful accounts of $290 at April 25, 2015 and $265 at July 26, 2014	4,889	5,157
Inventories	1,760	1,591
Financing receivables, net	4,248	4,153
Deferred tax assets	2,539	2,808
Other current assets	1,476	1,331

Total current assets	69,331	67,114
Property and equipment, net	3,276	3,252
Financing receivables, net	3,506	3,918
Goodwill	24,398	24,239
Purchased intangible assets, net	2,626	3,280
Other assets	3,075	3,331

TOTAL ASSETS	$106,212	$105,134

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$4,418	$508
Accounts payable	1,118	1,032
Income taxes payable	80	159
Accrued compensation	2,726	3,181
Deferred revenue	9,371	9,478
Other current liabilities	5,532	5,451

Total current liabilities	23,245	19,809
Long-term debt	16,586	20,401
Income taxes payable	1,294	1,851
Deferred revenue	4,810	4,664
Other long-term liabilities	1,444	1,748

Total liabilities	47,379	48,473
Total equity	58,833	56,661

TOTAL LIABILITIES AND EQUITY	$106,212	$105,134

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 25, 2015	April 26, 2014
Cash flows from operating activities:
Net income	$6,662	$5,606
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,791	1,811
Share-based compensation expense	1,044	1,009
Provision for receivables	82	48
Deferred income taxes	438	(181)
Excess tax benefits from share-based compensation	(102)	(84)
(Gains) losses on investments and other, net	(231)	(228)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	97	1,064
Inventories	(235)	(50)
Financing receivables	36	332
Other assets	(341)	180
Accounts payable	101	(2)
Income taxes, net	(511)	(356)
Accrued compensation	(324)	(411)
Deferred revenue	217	(309)
Other liabilities	(310)	291

Net cash provided by operating activities	8,414	8,720

Cash flows from investing activities:
Purchases of investments	(30,617)	(27,884)
Proceeds from sales of investments	13,890	14,490
Proceeds from maturities of investments	11,632	12,048
Acquisition of businesses, net of cash and cash equivalents acquired	(238)	(2,784)
Purchases of investments in privately held companies	(155)	(315)
Return of investments in privately held companies	274	119
Acquisition of property and equipment	(907)	(950)
Proceeds from sales of property and equipment	8	168
Other	(115)	(30)

Net cash used in investing activities	(6,228)	(5,138)

Cash flows from financing activities:
Issuances of common stock	1,584	1,053
Repurchases of common stock—repurchase program	(3,325)	(7,965)
Shares repurchased for tax withholdings on vesting of restricted stock units	(415)	(345)
Short-term borrowings, original maturities less than 90 days, net	496	(2)
Issuances of debt	—	8,001
Repayments of debt	(507)	(3,274)
Excess tax benefits from share-based compensation	102	84
Dividends paid	(3,017)	(2,784)
Other	40	(34)

Net cash used in financing activities	(5,042)	(5,266)

Net decrease in cash and cash equivalents	(2,856)	(1,684)
Cash and cash equivalents, beginning of period	6,726	7,925

Cash and cash equivalents, end of period	$3,870	$6,241

Supplemental cash flow information:
Cash paid for interest	$646	$561
Cash paid for income taxes, net	$1,680	$1,868

CASH AND CASH EQUIVALENTS AND INVESTMENTS

(In millions)

	April 25, 2015	July 26, 2014
Cash and cash equivalents and investments:
Cash and cash equivalents	$3,870	$6,726
Fixed income securities	48,626	43,396
Publicly traded equity securities	1,923	1,952

Total	$54,419	$52,074

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES

TO FREE CASH FLOW (NON-GAAP)

(In millions)

	Three Months Ended
	April 25, 2015	January 24, 2015	April 26, 2014
Net cash provided by operating activities	$3,040	$2,883	$3,198
Acquisition of property and equipment	(357)	(265)	(373)

Free cash flow	$2,683	$2,618	$2,825

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2015
April 25, 2015	$0.21	$1,070	35	$28.39	$1,008	$2,078
January 24, 2015	$0.19	$974	44	$27.63	$1,208	$2,182
October 25, 2014	$0.19	$973	41	$24.58	$1,013	$1,986
Fiscal 2014
July 26, 2014	$0.19	$974	61	$25.11	$1,514	$2,488
April 26, 2014	0.19	974	90	$22.24	2,005	2,979
January 25, 2014	0.17	896	185	$21.73	4,020	4,916
October 26, 2013	0.17	914	84	$23.65	2,000	2,914

Total	$0.72	$3,758	420	$22.71	$9,539	$13,297

ACCOUNTS RECEIVABLE AND DSO

(In millions, except DSO)

	April 25, 2015	January 24, 2015	April 26, 2014
Accounts receivable, net	$4,889	$4,541	$4,443
Days sales outstanding in accounts receivable (DSO)	37	35	35

INVENTORIES

(In millions)

	April 25, 2015	January 24, 2015	April 26, 2014
Inventories:
Raw materials	$264	$265	$57
Work in process	2	2	5
Finished goods:
Distributor inventory and deferred cost of sales	635	733	623
Manufactured finished goods	547	577	550

Total finished goods	1,182	1,310	1,173
Service-related spares	268	274	255
Demonstration systems	44	39	38

Total	$1,760	$1,890	$1,528

INVENTORY TURNS AND RECONCILIATION OF GAAP TO NON-GAAP

COST OF SALES USED IN INVENTORY TURNS

(In millions, except annualized inventory turns)

	Three Months Ended
	April 25, 2015	January 24, 2015	April 26, 2014
Annualized inventory turns - GAAP	10.1	10.9	11.8
Cost of sales adjustments	(0.1)	(0.7)	(0.6)

Annualized inventory turns - non-GAAP	10.0	10.2	11.2
GAAP cost of sales	$4,612	$4,846	$4,539
Cost of sales adjustments:
Share-based compensation expense	(56)	(45)	(51)
Amortization of acquisition-related intangible assets	(172)	(233)	(181)
Supplier component remediation adjustment	164	—	—
Acquisition-related/divestiture costs	—	—	(1)

Non-GAAP cost of sales	$4,548	$4,568	$4,306

DEFERRED REVENUE

(In millions)

	April 25, 2015	January 24, 2015	April 26, 2014
Deferred revenue:
Service	$9,236	$9,020	$8,746
Product:
Unrecognized revenue on product shipments and other deferred revenue	4,258	4,276	3,669
Cash receipts related to unrecognized revenue from two-tier distributors	687	725	736

Total product deferred revenue	4,945	5,001	4,405

Total	$14,181	$14,021	$13,151

Reported as:
Current	$9,371	$9,369	$9,198
Noncurrent	4,810	4,652	3,953

Total	$14,181	$14,021	$13,151

SUMMARY OF SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended		Nine Months Ended
	April 25, 2015	April 26, 2014	April 25, 2015	April 26, 2014
Cost of sales - product	$12	$12	$34	$34
Cost of sales - service	44	39	115	112

Share-based compensation expense in cost of sales	56	51	149	146

Research and development	114	106	338	306
Sales and marketing	147	144	408	408
General and administrative	50	52	151	153
Restructuring and other charges	—	—	(2)	(4)

Share-based compensation expense in operating expenses	311	302	895	863

Total share-based compensation expense	$367	$353	$1,044	$1,009

Income tax benefit for share-based compensation	$88	$86	$267	$246